EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated August 4, 2025 with respect to the consolidated financial statements of Paranovus Entertainment Technology Ltd., for the three-years period ended March 31, 2025, 2024 and 2023 on Form S-8 (File No. 333-284276), and Form F-3 (File No. 333-282103 and File No. 333-275599) of Paranovus Entertainment Technology Ltd. filed with the Securities and Exchange Commission.

/s/ Enrome LLP

Singapore

August 4, 2025